UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2013

GENPACT LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-33626 (Commission File Number)	98-0533350 (IRS Employer Identification No.)
Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 16, 2013, Genpact Limited, a Bermuda Company (the “Company”), announced that the Company’s Board of Directors (the “Board”) has appointed Alex Mandl to the Board.  Mr. Mandl, age 69, is the non-executive chairman of Gemalto N.V., a global digital security company.  He was previously Gemalto’s executive chairman and, prior to that, the president and CEO of Gemplus from 2002 to 2006.  Mr. Mandl was the chairman and CEO of Teligent, Inc. from 1996 to 2001 and held numerous management positions at AT&T between 1991 and 1996, including president, chief operating officer and chief financial officer.  He also serves on the boards of directors of Dell Inc. and Gemalto N.V.  Mr. Mandl has been appointed to serve on the Audit Committee of the Board.

In accordance with the Company’s compensation program for non-employee directors, Mr. Mandl has been granted 14,471 restricted share units under the Genpact Limited 2007 Omnibus Incentive Compensation Plan and will receive an annual retainer of $62,500.  In addition, Mr. Mandl will receive $22,500 per year for service on the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

/s/ Heather D. White
Name:	Heather D. White
Title:	Vice President and Senior Legal Counsel

Dated:  July 18, 2013